[EXECUTION]

SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (the "Seventh Amendment"), made and entered into as of the 26th day of September, 2006, by and among Streicher Mobile Fueling, Inc., a Florida corporation (hereinafter referred to as "Fueling"), SMF Services, Inc., a Delaware corporation (hereinafter referred to as "Services"), H & W Petroleum Company, Inc., a Texas corporation (hereinafter referred to as "H & W" and, collectively with Fueling and Services, as "Borrower") and Wachovia Bank, National Association, successor by merger to Congress Financial Corporation (Florida) (hereinafter referred to as "Lender").

RECITALS

A. On September 26, 2002, Fueling and Lender entered into a Loan and Security Agreement (the "Agreement"), establishing a revolving line of credit (the "Revolving Loans") by Lender in favor of Fueling.

B. Fueling and Lender executed a Consent and First Amendment to Loan and Security Agreement dated as of March 31, 2003 (the "First Amendment"), consenting to certain subordinated debt of Fueling and modifying certain defined terms in the Agreement.

C. Fueling and Lender executed a Second Amendment to Loan and Security Agreement dated as of August 29, 2003 (the “Second Amendment”), (1) permitting Fueling to incur certain additional secured Indebtedness, and (2) releasing Lender's security interest in the patents (including the related trade names utilized in such patents) constituting a portion of the Collateral, subject to the terms and conditions stated therein.

D. Fueling and Lender executed a Third Amendment to Loan and Security Agreement dated as of August 30, 2003 (the "Third Amendment"), modifying certain terms of the Agreement in order to reflect that the amount of the additional secured Indebtedness contemplated by the Second Amendment exceeded the actual amount thereof.

E. Fueling, Services and Lender executed a Fourth Amendment to Loan and Security Agreement dated as of February 18, 2005 (the "Fourth Amendment"), adding Services as an additional borrower under the Revolving Loans, extending the term of the Agreement, and modifying the applicable Interest Rate, the unused line fee and certain covenants of the Agreement.

F. Fueling, Services, H & W and Lender executed a Fifth Amendment to Loan and Security Agreement dated as of October 1, 2005 (the "Fifth Amendment"), adding H & W as an additional borrower under the Revolving Loans, extending the term of the Agreement, increasing the Maximum Credit amount for the Revolving Loans, adding certain inventory to the Borrowing Base, decreasing the applicable Interest Rate, and modifying certain covenants and other terms of the Agreement.

G. Borrower and Lender executed a Sixth Amendment to Loan and Security Agreement effective as of March 31, 2006 (the "Sixth Amendment"), (1) adding (a) an Interest Rate option based on the London interbank offered rate, and (b) certain leased Vehicles and Equipment to the Excluded Assets from the Collateral, and (2) amending the Capital Expenditures covenant of the Agreement.

H. Borrower and Streicher Realty, Inc., a Florida corporation, have requested that Lender increase the Maximum Credit amount for the Revolving Loans and modify the covenant in the Agreement which limits Borrower's loans and advances to other persons, and Lender is agreeable to same, subject to the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the mutual covenants of the parties hereto, and for other good and valuable consideration, it is agreed as follows:

1. The foregoing statements are true and correct and are incorporated herein as if set forth in full.

2. Unless otherwise defined herein, all terms used herein shall have the definitions specified in the Agreement, as modified by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment and the Sixth Amendment; all references hereinafter made to the Agreement to include the modifications thereto effectuated pursuant to the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment and the Sixth Amendment.

3. Borrower confirms and acknowledges that the balance due Lender under the Revolving Loans as of the close of business on September 21, 2006 was the principal amount of $13,608,844.46 plus accrued interest since the date last paid, all free and clear of any defense, set-off or counterclaim.

4. The Agreement is hereby modified as follows (all references to Sections and Subsections being the applicable Sections and Subsections of the Agreement):

(a)	In Section 1.45, the amount "$25,000,000.00" is substituted in lieu of the amount "$20,000,000.00".

(b)	At the end of Section 9.10, a semi-colon is substituted in lieu of the period at the end of subsection (g), and subsection (h), reading as follows, is added immediately following such semi-colon:

(h) loans and advances made to customers of Borrower for their purchases of certain ChevronTexaco equipment utilized with the ChevronTexaco products sold by Borrower and which qualify for ChevronTexaco's deferred revenue program; provided, however, that the aggregate outstanding amount of such loans and advances shall not, at any time, exceed $250,000.00.

5. Each and every reference to the Agreement in the other Financing Agreements shall be deemed to refer to the Agreement, as modified by this Seventh Amendment.

6. The effectiveness of this Seventh Amendment is subject to satisfactory compliance with conditions precedent requiring that Lender shall have received:

(a)
all requisite corporate action and proceedings in connection with this Seventh Amendment and the other Financing Agreements shall be satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate officers or governmental authorities; and

(b)	such additional documents, instruments and agreements as are required hereunder as well as those which Lender or its counsel may reasonably request.

7. As partial consideration for Lender amending the Agreement as provided above, Lender has fully earned a nonrefundable facility fee in the amount of Twenty-Five Thousand Dollars ($25,000) which shall be paid to Lender simultaneously with the execution of this Seventh Amendment, irrespective of any actual further funding under the Revolving Loans.

8. Borrower represents and warrants to Lender that, except as has been otherwise disclosed to Lender in writing, the representations and warranties contained in the Agreement and all related loan documentation are true and correct on and as of the date hereof (with the same force and effect as if made on and as of the date hereof, other than representations and warranties made as of a specific date which shall be deemed made as of such date) and with respect to this Seventh Amendment and the related documentation referenced herein, and that no Default or Event of Default shall have occurred and be continuing. Specifically, (a) Fueling represents and warrants that its Articles of Incorporation and Bylaws, certified on September 26, 2002 were not amended on or subsequent to their aforesaid certification date, other than the July 23, 2003 amendment to Articles of Incorporation increasing the number of authorized shares of common stock from 20,000,000 to 50,000,000 shares, (b) Services represents and warrants that its Certificate of Incorporation and Bylaws, certified on February 18, 2005 were not amended on or subsequent to their aforesaid certification date, and (c) H & W represents and warrants that its Articles of Incorporation and Bylaws, certified on October 1, 2005 were not amended on nor subsequent to their aforesaid certification date.

9. Borrower acknowledges and confirms that all Collateral furnished in connection with the Agreement, except patents, continue to secure the Obligations and indebtedness thereunder, as hereby modified.

10. Borrower and Obligor each hereby release and forever discharge Lender and each and every one of its directors, officers, employees, representatives, legal counsel, agents, parents, subsidiaries and affiliates, and persons employed or engaged by them, whether past or present (hereinafter collectively referred to as the "Lender Releasees"), of and from all actions, agreements, damages, judgments, claims, counterclaims, and demands whatsoever, liquidated or unliquidated, contingent or fixed, determined or undetermined, at law or in equity, which Borrower or Obligor, had, now has, or may have against the Lender Releasees, or any of them, for, upon or by reason of any matter, cause or thing whatsoever to the date of this Seventh Amendment, whether arising out of, related to or pertaining to the Obligations, the Financing Agreements, or otherwise, including, without limitation, the negotiation, closing, administration, and funding of the Obligations or the Financing Agreements. Borrower and Obligor each acknowledges that this provision is a material inducement for Lender entering into this Seventh Amendment and this provision shall survive payment in full of all Obligations and termination of all Financing Agreements.

11. Borrower shall pay all out-of-pocket expenses incurred by Lender in connection with the preparation for and closing of the transaction contemplated under this Seventh Amendment, including, without limitation, the fees and expenses of special counsel for Lender. In addition, Borrower shall pay any and all taxes (together with interest and penalties, if any, applicable thereto) and fees, including, without limitation, documentary stamp taxes, now or hereafter required in connection with the execution and delivery of the Agreement, as hereby amended, and all related documents, instruments and agreements.

12. Except as expressly modified herein, all terms and provisions of the Agreement, and all other documents, instruments and agreements executed and/or delivered in connection with the Agreement, shall remain unchanged and in full force and effect; provided, however, in the event of any inconsistency, incongruity or conflict between the terms of the Agreement and the terms of this Seventh Amendment, the terms of this Seventh Amendment shall govern and control. No consent of Lender hereunder shall operate as a waiver or continuing consent with respect to any instance or event other than those specified herein. Neither this Seventh Amendment nor any earlier waiver or amendment of the Agreement will constitute a novation or have the effect of discharging any liability or obligation evidenced by the Agreement or any related document. This Seventh Amendment shall not be deemed to prejudice any rights or remedies which Lender may now have or may have in the future under or in connection with the Agreement or the Financing Agreements or any of the instruments or agreements referred to therein, as the same may be amended, restated or otherwise modified. This Seventh Amendment is part of the Agreement and constitutes a Financing Agreement thereunder.

13. All covenants, agreements, representations and warranties contained herein shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Lender.

14. This Seventh Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed, shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

15. This Seventh Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of Florida, without giving effect to its conflict of law principles.

16. LENDER, BORROWER AND OBLIGOR EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SEVENTH AMENDMENT OR THE AGREEMENT AND ANY AGREEMENT, DOCUMENT OR INSTRUMENT EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER ENTERING INTO THIS SEVENTH AMENDMENT.

[EXECUTION]

IN WITNESS WHEREOF, the parties hereto have executed this Seventh Amendment the day and year first above written.

BORROWER:

STREICHER MOBILE FUELING, INC., a Florida corporation

By:	/s/ Richard E. Gathright
Name: Richard E. Gathright
Title: President and Chief Executive Officer

SMF SERVICES, INC., a Delaware corporation

By:	/s/ Richard E. Gathright
Name: Richard E. Gathright
Title: President and Chief Executive Officer

H & W PETROLEUM COMPANY, INC., a Texas corporation

By:	/s/ Richard E. Gathright
Name: Richard E. Gathright
Title: Chief Executive Officer

LENDER:

WACHOVIA BANK, NATIONAL ASSOCIATION, SUCCESSOR BY MERGER TO CONGRESS FINANCIAL CORPORATION (FLORIDA)

By:	/s/ Pat Cloninger
Name: Pat Cloninger
Title: Vice President

[EXECUTION]

JOINDER

The undersigned: (1) acknowledges and confirms that Lender's loans, advances and credit to Borrower have been, are and will continue to be of direct economic benefit to the undersigned, (2) acknowledges that it has previously waived any right to consent to the foregoing or any future amendment to the Agreement but, nevertheless, consents to all terms and provisions of the Seventh Amendment which are applicable to it, and agrees to be bound by and comply with such terms and provisions, and (3) acknowledges and confirms that its guarantee in favor of Lender executed in connection with the Agreement is valid and binding and remains in full force and effect in accordance with its terms (without defense, setoff or counterclaim against enforcement thereof), which include, without limitation, its guarantee in connection with the Agreement, as modified by the Seventh Amendment.

GUARANTOR:

STREICHER REALTY, INC., a Florida corporation

By:	/s/ Richard E. Gathright
Name: Richard E. Gathright
Title: President and Chief Executive Officer